Exhibit 8.1

December 30, 2004

Highland Hospitality Corporation

805 Greensboro Drive

McLean, Virginia 22102

Ladies and Gentlemen:

We have acted as counsel to Highland Hospitality Corporation, a Maryland corporation (the “Company”), in connection with its registration statement (No. 333-121338) on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) relating to the proposed public offering of up to 967,211 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, which may be issued in connection with the redemption of units of limited partnership interests of Highland Hospitality, L.P. (the “OP”), pursuant to the terms as set forth in the prospectus relating to the offering of the Shares (the “Prospectus”), which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the Prospectus.

In connection with the filing of the Registration Statement, we have been asked to provide to the Company legal opinions regarding certain federal income tax matters related to the Company.

Bases for Opinions

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and which might result in material modifications of our opinion. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the following opinions, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for the opinion, including, but not limited to, the following:

(1) the registration statement on Form S-11 (No. 333-108671) as filed with the SEC on December 12, 2003, and amendments thereto;

(2) the Registration Statement, including the Prospectus and the discussion under the caption “Material U.S. Federal Income Tax Considerations” contained in the current report dated December 16, 2004, filed on Form 8-K with the SEC and incorporated by reference into the Registration Statement (the “Tax Disclosure”);

(3) the Articles of Amendment and Restatement of the Company dated December 11, 2003 and filed with the State Department of Assessments and Taxation of Maryland (the “Articles of Incorporation”), and the By Laws of the Company, as amended;

(4) the Second Amended and Restated Agreement of Limited Partnership of the OP, as amended through September 30, 2004 (the “Partnership Agreement”); and

(5) all lease agreements with respect to hotels in which the Company has a direct or indirect interest in, pursuant to which the OP or a Partnership Subsidiary, as lessor or sub-lessor, leases such a hotel to a lessee or sub-lessee, and amendments to certain of the leases, all in effect as of the date hereof.

The opinions set forth in this letter also are premised on certain written representations of the Company and the OP, regarding, among others, the ownership, organization, ownership and operations (including the income, assets, businesses, liabilities, and properties) of the Company, the OP, their subsidiaries and lessees contained in a letter to us dated as of the date of this opinion (the “Representation Letter”).

For purposes of rendering our opinions, although we have knowledge as to certain of the facts set forth in the above-referenced documents, we have not made an independent investigation or audit of the facts set forth in such documents, including the Prospectus, the Tax Disclosure and the Representation Letter. We consequently have relied upon the representations in the Representation Letter, and statements in the Prospectus and the Tax Disclosure, and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein, or other assumptions set forth herein.

In this regard, we have assumed with your consent the following:

(i)    that (A) all of the representations and statements set forth in the documents that we reviewed, including the Prospectus, the Tax Disclosure and the Representation Letter (collectively, the “Reviewed Documents”), are true, correct, and complete, (B) any representation or statement made as a belief or made “to the knowledge of” or similarly qualified is correct and accurate, and that such representation or statement will continue to be correct and accurate, without such qualification, (C) each of the Reviewed Documents that constitutes an agreement is valid and binding in accordance with its terms, and (D) all of the obligations imposed by or described in the Reviewed Documents, including, without limitation, the obligations imposed under the Articles of Incorporation, have been and will continue to be performed or satisfied in accordance with their terms;

(ii) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; and

(iii) that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us.

Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Prospectus, the Tax Disclosure and the Representation Letter) may adversely affect the conclusions stated herein.

Opinion

Based upon, subject to, and limited by the assumptions and qualifications set forth herein (including those set forth below), we are of the opinion that:

(i) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, effective for its taxable year ended December 31, 2003, and the Company’s current organization, and current and proposed method of operation (as described in the Prospectus, the Tax Disclosure and the Representation Letter) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for taxable year ending December 31, 2004 and thereafter; and

(ii) The discussion in the Tax Disclosure, which discussion is incorporated by reference into the Registration Statement, to the extent that it describes provisions of federal income tax law, is correct in all material respects.

* * * * *

The Company’s qualification and taxation as a REIT depend upon its ability to meet on an ongoing basis (through actual annual operating results, distribution levels, diversity of share ownership and otherwise) the various qualification tests imposed under the Code, which are described in the Tax Disclosure incorporated by reference into the Registration Statement. We have relied upon representations of the Company and the OP with respect to these matters (including those set forth in or incorporated by reference in the Registration Statement and the Representation Letter) and will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement. This opinion should not be relied upon by any person other than you or for any other purpose. We assume no obligation by reason of this opinion letter to advise you of any changes in our opinions subsequent to the delivery of this opinion letter but agree to do so from time to time upon specific request from you for an update or confirmation.

We consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus included therein. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

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